EXHIBIT 1

                             UNDERWRITING AGREEMENT

                               -----------------



                                                           September 21, 1998



Southern Natural Gas Company,
  Amsouth-Sonat Tower,
    Birmingham, Alabama 35203.

Dear Sirs:

               The underwriters named below (such underwriters being herein called the "Underwriters") understand that Southern Natural Gas Company, a Delaware corporation (the "Company"), proposes to issue and sell $100,000,000 aggregate principal amount of 6.125% Notes due September 15, 2008 (the "Purchased Securities"), registered on Registration Statement No. 333-47959 (the "Registration Statement"). Subject to the terms and conditions set forth herein and incorporated by reference herein and referred to below, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amount of such Purchased Securities set forth opposite their names at 98.881% of their principal amount.


                                                                    Principal
                                                                      Amount
Underwriter                                                          of Notes


Goldman, Sachs & Co.................................................$60,000,000

Chase Securities Inc................................................ 20,000,000

Merrill Lynch, Pierce Fenner & Smith
                  Incorporated...................................... 20,000,000
                                                                     ==========

           Total...................................................$100,000,000


               The Underwriters will pay for such Purchased Securities upon delivery thereof at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 a.m. (New York time) on September 24, 1998.

               The Purchased Securities shall have the following terms:

               Maturity: September 15, 2008

               Interest Rate:  6.125%

               Redemption Provisions:  Not redeemable prior to maturity.

               Defeasance Provisions: Subject to the defeasance and covenant defeasance provisions of Article 15 of the Indenture, dated as of June 1, 1987, between the Company and The Chase Manhattan Bank, as successor by merger to Manufacturers Hanover Trust Company, as Trustee.

               Interest Payment Dates: March 15 and September 15, commencing March 15, 1999.

               Unless otherwise provided herein, all the provisions contained in the document entitled Southern Natural Gas Company Underwriting Agreement Standard Provisions, dated March 1, 1998, a copy of which is filed as Exhibit 1-(2) to the Registration Statement, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

               All notices and communications hereunder to an Underwriter shall be given to Goldman, Sachs & Co., attention of the Registration Statement, at the address set forth below.

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                Very truly yours,

                                    GOLDMAN, SACHS & CO.
                                    CHASE SECURITIES INC.
                                    MERRILL LYNCH, PIERCE, FENNER& SMITH
                                            INCORPORATED




                                    By:________________________________
                                            (Goldman, Sachs & Co.)






Accepted:

SOUTHERN NATURAL GAS COMPANY



By:_____________________________
    Name:
    Title: